Exhibit 99.1

	RE:	MHI Hospitality Corporation
4801 Courthouse Street
Williamsburg, VA 23188
(757) 229-5648

TRADED: NASDAQ: MDH

FOR YOUR INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Bill Zaiser	Vicki Baker
Chief Financial Officer	General Information
(301) 220-5405	(703) 796-1798

FOR IMMEDIATE RELEASE

FRIDAY, AUGUST 7, 2009

MHI HOSPITALITY CORPORATION REPORTS FINANCIAL RESULTS

FOR SECOND QUARTER 2009

Williamsburg, VA – August 7, 2009 – MHI Hospitality Corporation (Nasdaq: MDH) (“the Company”), a self-advised lodging real estate investment trust (REIT), today reported its consolidated results for the second quarter ended June 30, 2009.

HIGHLIGHTS:

•	Funds from Operations (“FFO”) of approximately $0.23 per share for second quarter

•	Same-store operating margins improved 4 percentage points over second quarter 2008

•	Same-store hotel operating expenses decreased approximately $2.2 million or 16.6% over second quarter 2008 as a result of the Company’s expense control and cost-cutting initiatives

•	Operating margins increased 12.8% over second quarter 2008

•	Total revenue increased 0.4 % over second quarter 2008

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•	Total assets of approximately $220.5 million at June 30, 2009, versus approximately $194.1 million at end of second quarter 2008

Andrew M. Sims, President and CEO of MHI Hospitality Corporation, commented, “Since our inception as a public company nearly five years ago and throughout this extraordinarily difficult business environment, we have consistently executed on our business model. Today, we have in place a well-located platform of hotel assets that is also substantially repositioned, with substantially all construction risk eliminated.”

Added Sims, “We remain committed over the near term to three key objectives. First, we are expediting the ramp-up and marketing of this significantly improved asset base. Second, at both the property and corporate levels, we continue to put in place operating efficiencies as well as stringent expense controls that have produced improved operating margins. And third, we are actively seeking viable sources of capital in order to strengthen the balance sheet. We believe we have turned the corner in terms of operating metrics and, looking ahead, we expect to see improvements in those metrics for the balance of the year.”

Operating Results

The Company reported consolidated total revenue of approximately $20.5 million for the three-month period ended June 30, 2009, an increase of 0.4% over the three-month period ended June 30, 2008. For the second quarter, the Company also reported consolidated net income of approximately $0.1 million, or $0.02 per share, as compared to consolidated net income of approximately $1.3 million, or $0.19 per share, for the comparable 2008 period. The Company reported net operating income for the same period of approximately $3.0 million, approximately the same amount of net operating income for the second quarter of 2008. During the second quarter, FFO was approximately $2.4 million, or $0.23 per share, compared to approximately $3.9 million, or $0.37 per share, for the second quarter of 2008. During the quarter, the Company reported an unrealized gain on the value of its interest rate swap of approximately $0.3 million as compared to an unrealized gain on the value of its interest rate swap of approximately $0.7 million for the second quarter of 2008. The interest rate swap is required by the Company’s lenders on its revolving credit facility. During the quarter ended June 30, 2008, the Company recognized a gain of $0.75 million related to the purchase of a portion of the mortgage loan on the Crowne Plaza Hollywood Beach Resort by the joint venture that owns the property. The Company owns a 25.0% indirect interest in the joint venture. It should be noted that the unrealized gain on the value of the Company’s interest rate swap as well as the gain related to the Hollywood financing transaction contributed approximately $0.03 per share to FFO for the second quarter 2009 as compared to contributing approximately $0.14 per share to FFO for the second quarter 2008.

FFO is a non-GAAP financial measure within the meaning of the rules of the Securities and Exchange Commission. The Company defines FFO as net income excluding extraordinary items, depreciation and minority interest. Management believes FFO is a key measure of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of the Company’s operating performance. A reconciliation of this non-GAAP financial measure is included in the accompanying financial tables.

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Portfolio Operating Performance

The following tables illustrate the key operating metrics for the three months and six months ended June 30, 2009 and 2008 for the properties owned during each respective reporting period (“consolidated” properties) as well as the six properties in the portfolio that were not under development and under the Company’s control during all of 2008 and the six months ended June 30, 2009 (“same-store” properties). Accordingly, the same store data does not reflect the performance of the Sheraton Louisville Riverside, which opened in May 2008, the Crowne Plaza Tampa Westshore, which opened in March 2009, or the Crowne Plaza Hampton Marina, which was acquired in April 2008. Neither table includes performance data for the Crowne Plaza Hollywood Beach Resort which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated (All hotels)

	Quarter Ended June 30, 2009	Quarter Ended June 30, 2008	Variance
Occupancy %	66.8%	68.6%	-2.5%
Average Daily Rate (“ADR”)	$110.47	$124.65	-11.4%
Revenue per Available Room (“RevPAR”)	$73.82	$85.47	-13.6%

Same Store (6 Hotels)	Quarter Ended June 30, 2009	Quarter Ended June 30, 2008	Variance
Occupancy %	73.0%	73.9%	-1.2%
Average Daily Rate (“ADR”)	$112.39	$125.24	-10.3%
Revenue per Available Room (“RevPAR”)	$82.02	$92.51	-11.3%

For the quarter ended June 30, 2009, the Company’s properties realized a 13.6% decrease in RevPAR versus the same period in 2008. The RevPAR decrease was the result of a 2.5% decrease in occupancy and an 11.4% decrease in ADR. For the quarter ended June 30, 2009, the same-store portfolio realized an 11.3% decrease in RevPAR versus the same period in 2008. The RevPAR decrease was the result of a 1.2% decrease in occupancy compounded by a 10.3% decrease in ADR.

Consolidated (All Hotels)

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008	Variance
Occupancy %	60.7%	66.8%	-9.1%
Average Daily Rate (“ADR”)	$110.26	$122.03	-9.6%
Revenue per Available Room (“RevPAR”)	$66.96	$81.51	-17.8%

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Same Store (6 Hotels)

	Six Months Ended June 30, 2009	Six Months Ended June 30, 2008	Variance
Occupancy %	66.4%	69.3%	-4.2%
ADR	$111.77	$122.23	-8.6%
RevPAR	$74.17	$84.71	-12.4%

For the six months ended June 30, 2009, the Company’s properties realized a 17.8% decrease in RevPAR versus the same period in 2008. The RevPAR decrease was the result of a 9.1% decrease in occupancy and a 9.6% decrease in ADR. For the first six months of 2009, this same-store portfolio generated an 8.6% decrease in ADR from the comparable period in 2008.

Portfolio Update

As of June 30, 2009, total assets were approximately $220.5 million, including approximately $191.0 million of net investment in hotel properties plus approximately $10.0 million for the Company’s joint venture investment in the Crowne Plaza Hollywood Beach Resort.

➢	With the opening of the Crowne Plaza Tampa Westshore in the first quarter, all currently planned portfolio renovations have been completed.

➢	Ramp-up efforts with a strong focus on sales and marketing are on pace at approximately 50% of the Company’s assets, including the Crowne Plaza Tampa Westshore, the Sheraton Louisville Riverside, the Crowne Plaza Hampton Marina and the Hilton Savannah DeSoto.

➢	The Hilton Wilmington Riverside, following its 2007-2008 renovation, regained its market position and realized RevPAR equivalent to 161.5% of the average RevPAR realized by peer properties in the Wilmington, North Carolina market, according to data provided by Smith Travel Research.

➢	The Company is executing a relaunch with the Holiday Inn franchise at its Raleigh, North Carolina asset, which it expects to complete by year-end 2009.

Balance Sheet/Liquidity

At June 30, 2009, the Company had approximately $7.5 million of available cash and cash equivalents, of which approximately $0.9 million is reserved for capital improvements and certain other expenses. The Company has approximately $79.5 million outstanding on its $80.0 million revolving line of credit, which had been deployed primarily to fund the acquisition and renovation of the Sheraton Louisville Riverside Hotel, the Company’s equity contribution to its joint venture with The Carlyle Group for the purchase of the Crowne Plaza Hollywood Beach Resort, as well as the acquisitions of the Tampa, Florida and Hampton, Virginia hotel properties. The Company has no debt maturing before May 2011.

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On May 18, 2009, the Company entered into a fourth amendment to its credit agreement modifying the minimum tangible net worth covenant and waiving compliance with respect to such covenant for the quarter ended March 31, 2009. As of June 30, 2009, the Company was in compliance with all credit agreement covenants.

Dividend

On June 30, 2009, the Company paid a quarterly dividend of $0.01 per share of common stock to stockholders of record on the close of business Friday, June 19, 2009.

As previously announced, the most recent amendment to the credit agreement entered into in May 2009 permits the Company to pay in any given fiscal year a dividend in an amount minimally necessary to maintain the Company’s REIT status, provided that no dividend may be paid during the first three quarters of such fiscal year. The Company anticipates the amount of such a dividend will remain at 90% of taxable income. Notwithstanding these limitations, the Company was permitted to pay the previously announced dividend on June 30, 2009. If certain liquidity thresholds and other conditions are met the Company may be able to declare and pay additional cash dividends in any fiscal year. Any future changes to the Company’s current dividend policy will need to be in compliance with restrictions on the payment of cash dividends as set forth in the referenced amendment to the credit agreement.

Outlook and Market Trends

The Company has decided to suspend the practice of providing guidance regarding projected financial performance for the near term due to ongoing unpredictable macro-economic conditions and their potential impact on the Company’s markets and customer base. With a substantially repositioned portfolio now in place, management remains confident in the underlying strength of its business and expects to compete effectively over the longer term.

Earnings Call/Webcast

The Company will conduct its second quarter conference call for investors and other interested parties at 10:00 a.m. Eastern Time (ET) on Friday, August 7, 2009. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 800-860-2442. To participate on the webcast, log on to www.mhihospitality.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the live call on August 7, 2009 through September 7, 2009. To access the rebroadcast, dial 877-344-7529 and enter passcode number 432296. A replay of the call also will be available on the Internet at www.mhihospitality.com until September 30, 2009.

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About MHI Hospitality Corporation

MHI Hospitality Corporation is a self-advised lodging REIT focused on the acquisition, redevelopment and management of mid-scale, upscale and upper-upscale full-service hotels in the Mid-Atlantic, Midwest and Southeastern United States. Currently, the Company’s portfolio consists of nine properties comprising 2,110 rooms, all of which operate under the Hilton, InterContinental Hotels Group or Starwood Hotels and Resorts brands. In addition, the Company has a 25% interest in the Crowne Plaza Hollywood Beach Resort and a leasehold interest in the common area of Shell Island Resort, a resort condominium property. MHI Hospitality Corporation was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.mhihospitality.com.

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions, including the current economic downturn, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs; the availability and terms of financing and capital and the general volatility of the securities markets, specifically, the impact of the current credit crisis which has severely constrained the availability of debt financing; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements; management and performance of the Company’s hotels; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; and legislative/regulatory changes, including changes to laws governing taxation of real estate investment trusts. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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MHI HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

	June 30, 2009	December 31, 2008
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$190,972,760	$154,295,611
Properties under development	—	33,101,773
Investment in joint venture	10,028,357	10,253,732
Cash and cash equivalents	6,599,482	1,719,147
Restricted cash	866,337	2,573,444
Accounts receivable	2,691,703	1,352,203
Accounts receivable-affiliate	59,133	53,795
Prepaid expenses, inventory and other assets	5,767,192	4,603,118
Notes receivable, net	100,000	100,000
Shell Island lease purchase, net	1,647,059	1,852,941
Deferred financing costs, net	1,726,778	1,312,670

TOTAL ASSETS	$220,458,801	$211,218,434

LIABILITIES
Line of credit	$79,487,858	$73,187,858
Mortgage loans	72,935,572	72,256,168
Loans payable	4,665,748	—
Accounts payable and accrued liabilities	9,823,914	11,451,976
Advance deposits	647,807	546,236

TOTAL LIABILITIES	167,560,899	157,442,238

Commitments and contingencies

EQUITY
MHI Hospitality Corporation stockholders’ equity
Preferred stock , par value $0.01, 1,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 6,964,263 shares and 6,939,613 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	69,643	69,396
Additional paid in capital	48,664,039	48,586,775
Distributions in excess of retained earnings	(12,963,038)	(12,341,122)

Total MHI Hospitality Corporation stockholders’ equity	35,770,644	36,315,049

Noncontrolling interest	17,127,258	17,461,147

TOTAL EQUITY	52,897,902	53,776,196

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$220,458,801	$211,218,434

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MHI HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
REVENUE
Rooms department	$14,173,691	$13,882,421	$24,622,781	$24,624,523
Food and beverage department	5,156,464	5,464,637	9,063,282	9,278,695
Other operating departments	1,202,364	1,107,870	2,345,646	2,069,172

Total revenue	20,532,519	20,454,928	36,031,709	35,972,390

EXPENSES
Hotel operating expenses
Rooms department	3,665,264	3,610,400	6,732,438	6,746,290
Food and beverage department	3,313,253	3,748,067	6,032,642	6,742,574
Other operating departments	195,452	229,716	374,337	424,019
Indirect	7,454,902	7,635,084	14,386,976	13,894,225

Total hotel operating expenses	14,628,871	15,223,267	27,526,393	27,807,108

Depreciation and amortization	2,085,460	1,589,683	3,996,058	2,980,606
Corporate general and administrative	853,807	709,894	1,753,104	1,672,262

Total operating expenses	17,568,138	17,522,844	33,275,555	32,459,976

NET OPERATING INCOME	2,964,381	2,932,084	2,756,154	3,512,414

Other income (expense)
Interest expense	(2,583,849)	(1,719,758)	(4,584,707)	(2,877,179)
Interest income	14,342	18,808	27,828	34,822
Equity in earnings of joint venture	(123,141)	525,298	(12,024)	594,810
Loan impairment charge	—	(200,000)	—	(200,000)
Unrealized gain (loss) on hedging activities	300,673	737,335	537,257	(29,273)
Gain (Loss) on disposal of assets	8,870	(125,450)	8,870	(116,972)

Net income (loss) before taxes	581,276	2,168,317	(1,266,622)	918,622
Income tax benefit (provision)	(371,423)	(98,496)	524,855	407,059

Net income (loss)	209,853	2,069,821	(741,767)	1,325,681
Adjust: Net (income) loss attributable to the noncontrolling interest	(73,412)	(724,992)	259,137	(464,269)

Net income (loss) attributable to the Company	$136,441	$1,344,829	$(482,630)	$861,412

Net income (loss) per share attributable to the Company
Basic	$0.02	$0.19	$(0.07)	$0.12
Diluted	$0.02	$0.19	$(0.07)	$0.12
Weighted average number of shares outstanding
Basic	6,964,263	6,939,613	6,961,106	6,934,829
Diluted	6,990,263	6,975,613	6,987,106	6,971,829

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MHI HOSPITALITY CORPORATION

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (FFO)

(unaudited)

	Three months ended June 30, 2009	Three months ended June 30, 2008	Six months ended June 30, 2009	Six months ended June 30, 2008
Net income (loss)	$136,441	$1,344,829	$(482,630)	$861,412
Adjust noncontrolling interest	73,412	724,992	(259,137)	464,269
Add depreciation and amortization	2,085,460	1,589,683	3,996,058	2,980,606
Add equity in depreciation and amortization of joint venture	135,702	137,044	271,879	272,812
Adjust gain (loss) on disposal of assets	(8,870)	125,450	(8,870)	116,972

FFO	$2,422,145	$3,921,998	$3,517,300	$4,696,071

Weighted average shares outstanding	6,964,263	6,939,613	6,961,106	6,934,829
Weighted average units outstanding	3,737,607	3,737,607	3,737,607	3,737,607

Weighted average shares and units	10,701,870	10,671,220	10,698,713	10,672,436

FFO per share and unit	$0.23	$0.37	$0.33	$0.44

Industry analysts and investors use Funds from Operations, FFO, as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, NAREIT. FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself. Thus, NAREIT created FFO as a supplemental measure of REIT operating performance that excludes historical cost depreciation, among other items, from GAAP net income. Management believes that the use of FFO, combined with the required GAAP presentations, has improved the understanding of the operating results of REITs among the investing public and made comparisons of REIT operating results more meaningful. Management considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.